UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2006

Thomas & Betts Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	1-4682	22-1326940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8155 T&B Boulevard, Memphis, Tennessee		38125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-252-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 17, 2006, Dominic J. Pileggi, Chairman of the Board, President, and Chief Executive Officer of Thomas & Betts Corporation (the "Registrant") established a pre-arranged trading plan to sell a portion of his shares in the Company over a three year period. The plan was adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s insider trading policy. Additionally, the Company’s Board of Directors has approved of the implementation of Mr. Pileggi’s plan and the ability of the company’s other officers and key employees to enter into similar plans in accordance with Rule 10b5-1.

Rule 10b5-1 allows corporate officers, directors and key employees to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Such programs provide for regular selling of a pre-determined, fixed number of company shares in order to gradually diversify the individual’s investment portfolio and avoid concerns about initiating transactions while in possession of material non-public information. Any transactions under Mr. Pileggi’s plan and other plans adopted by the Company’s executive officers will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation

March 21, 2006	By:	W. David Smith, Jr.

Name: W. David Smith, Jr.
Title: Assistant General Counsel and Assistant Secretary